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                                 EXHIBIT 10.16

                             PRI Automation, Inc.

                       SECOND LOAN MODIFICATION AGREEMENT


     This Second Loan Modification Agreement ("this Agreement") is made as of March 1, 1996 between PRI Automation, Inc., a Massachusetts corporation (formerly known as "Precision Robots, Inc.") (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

  1. Reference is made to (i) that certain letter agreement dated March 2, 1994 between the Borrower and the Bank, as amended by Modification Agreement and Supplement No. 1 to Security Agreement dated as of September 1, 1995 (as so amended, the "Letter Agreement"); (ii) that certain $5,000,000 face principal amount promissory note dated March 2, 1994 (the "1994 Revolving Note") made by the Borrower and payable to the order of the Bank; and (iii) that certain $10,000,000 face principal amount promissory note of even date herewith (the "1996 Revolving Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement and the 1996 Revolving Note are hereinafter collectively referred to as the "Financing Documents".

   2. The Bank acknowledges that the Term Loans (as defined in the Letter Agreement) have been repaid in full and that the Security Agreement (as defined in the Letter Agreement) has been terminated. The Borrower acknowledges that no further Term Loans will be made under the Letter Agreement.

     3. The Letter Agreement is hereby amended, effective as of the date hereof:

     a. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

          "(i) that certain $10,000,000 face principal amount promissory note (the 'Revolving Note') dated March 1, 1996 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1996 Revolving Note.

     b. By deleting from the first sentence of Section 1.7 of the Letter Agreement the amount "$5,000,000" and by substituting in its stead the following:

          "$10,000,000"

     c. By deleting from the first sentence of Section 1.8 of the Letter Agreement the words "the Security Agreement,".


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     d.   By deleting from clause (a) of the second grammatical paragraph of
Section 1.8 of the Letter Agreement the words "and/or Security Agreement".

     e.   By deleting from the first sentence of the second paragraph of Section
1.9 of the Letter Agreement the words "2.25% per annum" and by substituting in their stead the following:

          "1.5% per annum"

     f. By deleting from the second sentence of Subsection 2.1(a) of the Letter Agreement the words ", to grant the security interests contemplated by the Security Agreement".

     g.   By deleting in its entirety Subsection 2.1(b) of the Letter Agreement.

     h. By deleting from the introductory paragraph to Article III of the Letter Agreement the words "in the Security Agreement or".

     i. By deleting from the second sentence of Section 3.2 of the Letter Agreement the words "all such insurance as may be required under the Security Agreement and will also maintain".

     j. By deleting from the first sentence of Section 3.3 of the Letter Agreement the words "the Collateral,".

     k. By deleting from clause (ii) of Section 3.6 of the Letter Agreement the words "30 days after the end of each month" and by substituting in their stead the following:

          "45 days after the end of each fiscal quarter of the Borrower"

     l. By deleting from clause (ii) of Section 3.6 of the Letter Agreement the words "such monthly statements" and by substituting in their stead the following:

          "such quarterly statements"

     m. By deleting from clause (ii) of Section 3.6 of the Letter Agreement the words "such month", in both places where same appear, and by substituting in their stead, in both such places, the following:

          "such fiscal quarter"

     n. By deleting from clause (iii) of Section 3.6 of the Letter Agreement the word "monthly" and by substituting in its stead the following:

          "quarterly"


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     o.   By adding to clause (iv) of Section 3.6 of the Letter Agreement, at the end thereof, the following:

          "Notwithstanding the foregoing, unless the Bank shall otherwise request, the Borrower need not furnish such an aging report and Borrowing Base certificate as at the end of any month if no Revolving Loans are then outstanding."

     p. By deleting in their entireties Sections 3.7 - 3.11, inclusive, of the Letter Agreement and by substituting in their stead the following:

          "3.7.  Debt to Worth.  The Borrower will maintain as at the end of
                 -------------
          each fiscal quarter of the Borrower (commencing March 31, 1996) on a consolidated basis a Leverage Ratio of not more than 1.0 to 1. As used herein 'Leverage Ratio' means the ratio of (x) Senior Debt of the Borrower and/or its Subsidiaries to (y) consolidated Capital Base of the Borrower.

          3.8.  Net Worth.  The Borrower will maintain as at the end of each
                ---------
          fiscal quarter of the Borrower (commencing with March 31, 1996) a consolidated Capital Base which shall not be less than the then-effective Capital Base Requirement. As used herein, the 'Capital Base Requirement' will be deemed to have been $80,000,000 as at December 31, 1995; and as at the last day of each fiscal quarter thereafter beginning with March 31, 1996 (each, a 'Determination Date') the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) the Capital Base Requirement in effect on the last day of the immediately preceding fiscal quarter, plus (ii) 50% of the
                                                       ----
          consolidated Net Income of the Borrower and Subsidiaries during the fiscal quarter ending at such Determination Date (but without giving effect to any Net Income which is less than zero for any fiscal quarter), plus (iii) commencing with the fiscal quarter ending June
                    ----
          30, 1996, 50% of the net proceeds of any equity securities sold by the Borrower (other than stock issued upon the exercise of employee stock options, provided that the value of the stock so issued does not exceed $1,000,000 per fiscal year) during the fiscal quarter ending at such Determination Date and 50% of the proceeds of any Subordinated Debt issued by the Borrower and/or its Subsidiaries during such fiscal quarter ending at such Determination Date (nothing contained herein being deemed to approve the issuance of any such Subordinated Debt).

          3.9.  Quick Ratio.  The Borrower will maintain as at the end of each
                -----------
          fiscal quarter of the Borrower (commencing March 31, 1996) a ratio of Net Quick Assets to Current Liabilities, which ratio shall be not less than 1.5 to 1.

          3.10.  Profitability.  The Borrower will not incur a quarterly Net
                 -------------
          Loss in excess of $1,000,000 for any fiscal quarter (commencing with its fiscal quarter ending March 31, 1996). Commencing with the two fiscal quarters ended December 31, 1995 and March 31, 1996, and without limitation of the

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          foregoing, the Borrower will not incur a quarterly Net Loss for any two consecutive fiscal quarters.

          3.11.  Debt Service Coverage.  For each twelve-month period ending on
                 ---------------------
          a Determination Date (as defined above), the Borrower will achieve a Debt Service Coverage Ratio of not less than 1.2 to 1. As used herein, 'Debt Service Coverage Ratio' means the ratio of (x) the Borrower's consolidated EBITDA for the twelve-month period ending at such Determination Date to (y) the total of (A) all amounts paid or payable or accrued during such twelve-month period by the Borrower and/or any Subsidiary of the Borrower on account of interest on any Debt plus (B) all amounts paid or payable during such twelve-month period by the Borrower and/or any Subsidiary of the Borrower in respect of principal of any Debt, to the extent that such amounts constituted current maturities of long-term debt of the Borrower and/or any such Subsidiary as at the date when so paid or payable."

     q. By deleting from the introductory paragraph to Article IV of the Letter Agreement the words "in the Security Agreement or".

     r. By deleting in their entireties clauses (m) and (n) of Section 5.1 of the Letter Agreement.

     s. By deleting from Section 5.2 of the Letter Agreement the words "under the Security Agreement".

     t. By deleting from Section 6.1 of the Letter Agreement, in each place where same appear, the words "the Security Agreement,".

     u. By deleting from the second sentence of Section 6.3 of the Letter Agreement the words "0.5% per annum" and by substituting in their stead the following:

          "0.25% per annum"

     v. By deleting from Section 6.3 of the Letter Agreement, in each place where same appears, the amount "$5,000,000" and by substituting in its stead, in each such place, the following:

          "$10,000,000"

     w. By inserting into clause (i) of the definition of "EBITDA" appearing in Section 7.1 of the Letter Agreement, immediately after the words "paid by the Borrower or any Subsidiary of the Borrower", the following:

          "in cash"

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     x.   By deleting from the definition of "Expiration Date" appearing in
Section 7.1 of the Letter Agreement the date "March 1, 1996" and by substituting in its stead the following:

          "March 1, 1998"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be March 1, 1998.

     y.   By deleting from the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement the words "the Security Agreement".

     z. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$5,000,000" and by substituting in its stead the following:

          "$10,000,000"

     aa. By deleting in its entirety the definition of "Permitted Acquisition" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

          "'Permitted Acquisition' - Any Acquisition made by the Borrower which complies with all of the following criteria: (i) after giving effect to such Acquisition and any related financing therefor, the resulting entity would comply with each of (S)(S)3.7-3.11 of this letter agreement, compliance with (S)(S)3.7, 3.8 and 3.9 being determined for this purpose as at the date of closing of the Acquisition, whether or not same is the end of a fiscal quarter, and compliance with (S)3.10 and (S)3.11 being determined for this purpose on the basis of the twelve-month period ending with such closing date, whether or not same is the last day of a fiscal quarter, (ii) the acquired entity must be in the same line of business as the Borrower or a related line of business, (iii) no change in the Chief Executive Office or Chief Financial Officer of the Borrower shall result from such Acquisition and (iv) such Acquisition shall not result in a change of control of the Borrower. A 'change of control' will be deemed to have occurred if an Acquisition results directly or indirectly in a change in a majority of the directors of the Borrower serving immediately prior to such Acquisition or if such an Acquisition results in the issuance or transfer of shares of capital stock of the Borrower constituting more than 50% of any class of voting stock of the Borrower."

     bb. By deleting in its entirety Item 2.1(b) of the Disclosure Schedule attached to the Letter Agreement.

     4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter

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 Agreement", from and after the date hereof same will be deemed to refer to the
 Letter Agreement, as hereby amended.

     5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1996 Revolving Note, in substitution for the 1994 Revolving Note. The 1996 Revolving Note is a $10,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1996 Revolving Note.

     6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

     a. The execution, delivery and performance of this Agreement and the 1996 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower.

     b. The Borrower has duly executed and delivered each of this Agreement and the 1996 Revolving Note.

     c. Each of this Agreement and the 1996 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     d. The statements, representations and warranties made in the Letter Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

     e. The covenants and agreements of the Borrower contained in the Letter Agreement have been complied with on and as of the date hereof.

     f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

     g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual financial statements of the Borrower dated December 31, 1995, heretofore furnished to the Bank.

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     7.   Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

     8. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

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     Executed, as an instrument under seal, as of the day and year first above written.


                              PRI AUTOMATION, INC.


                              By:/s/Mordechai Wiesler
                                 ---------------------------------
                                 Name:  Mordechai Wiesler
                                 Title:    Chief Executive Officer


Accepted and agreed:
FLEET BANK OF MASSACHUSETTS, N.A.


By:/s/Catherine Bruton
   -------------------------------
  Name:  Catherine Bruton
  Title: Vice President


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                        SUPPLEMENTAL DISCLOSURE SCHEDULE


     2.1(a) The Borrower is qualified to do business in Arizona, California, Massachusetts, New Jersey, New Mexico, Oregon, Pennsylvania, Texas and Vermont and is in the process of qualifying in Georgia.

             The Borrower has four subsidiaries:

               - Precision Robots FSC Inc., a Virgin Islands corporation
               - PRI Automation Taiwan Limited, a Taiwan corporation
               - PRI Automation Korea, Inc., a Korea corporation
               - PRI Security Corp., a Massachusetts corporation

     4.1     None, as of the date of the Second Loan Modification Agreement

     4.2     None, as of the date of the Second Loan Modification Agreement

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